UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549
	________________________________________



	FORM 8-K



CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of earliest event reported:  March 28, 2000


THE MONTANA POWER COMPANY
(Exact name of registrant as specified in its charter)



		Montana		1-4566		      81-0170530
(State or other jurisdiction	(Commission		    (IRS Employer
	of incorporation)	 File Number)		 Identification No.)



40 East Broadway, Butte, Montana  59701-9394
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (406) 497-3000

Exhibit Index is found on page 3.

ITEM 5.  Other Events.

	On March 28, 2000, we issued a press release containing the information attached as Exhibit 99 to this Form 8-K, announcing that we will offer for sale all of our energy businesses. These energy businesses consist of our regulated electric transmission and distribution operations; regulated natural gas transportation, distribution, and storage operations; coal operations; independent power operations; and oil and natural gas exploration, development, production, and processing operations, including operations involved with the trading and marketing of oil, natural gas, and natural gas liquids. At December 31, 1999, the total book value of (1) all of our property, plant, and equipment was approximately $1,700,000,000, and (2) the property, plant, and equipment that are a part of the businesses that we will offer for sale was approximately $1,500,000,000.

We expect the sales to take six to twelve months to complete. Upon the completion of the sales of our energy businesses, some of which are subject to shareholder approval, Touch America, Inc. will survive as the entity through which we will conduct our telecommunications business. We intend to invest the funds received from the sale of our energy businesses in Touch America. We cannot predict the ultimate timing of the completion of these transactions, the amount of the proceeds to be received, the effect of the transactions on the rating of our outstanding securities, and other aspects of the transactions.


ITEM 7.  Financial Statements and Exhibits.

99	Excerpts from Press Release Dated March 28, 2000, "Montana Power to
Divest Energy Businesses, Company to Become Touch America."


SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

	This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, at Part I, "Warnings About Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "expects," "believes," "anticipates," and similar expressions.

SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, a duly authorized signatory.


		       THE MONTANA POWER COMPANY
		(Registrant)


		By /s/ J. P. Pederson
		J. P. Pederson
Vice Chairman, Vice President, and
  Chief Financial Officer
Dated:  April 4, 2000

Exhibit Index

Exhibit	Page

99 Excerpts From Press Release Dated March 28, 2000, "Montana
Power to Divest Energy Businesses, Company to Become Touch
America."	4

Exhibit 99


EXCERPTS FROM PRESS RELEASE

MONTANA POWER TO DIVEST ENERGY BUSINESSES,
COMPANY TO BECOME TOUCH AMERICA

Jerrold P. Pederson named vice chairman

	BUTTE -- After careful review of options and strategies, The Montana Power Company (NYSE:MTP) announced today it will begin immediately the process of divesting the company's multiple energy businesses separating them from Montana Power's telecommunications unit, Touch America.

	The energy businesses include Montana Power's electricity and natural gas transmission and distribution utilities; coal mining; oil and natural gas production, processing and marketing; and independent power production.

	The company's board of directors made the divestiture decision today. Touch America will become the surviving company with its shares held directly by Montana Power shareholders. Shareholder approvals are required for the reorganization and the sale of the company's electric business.

The board also named, effective immediately, Jerrold P. Pederson, vice chairman and chief financial officer of Montana Power. Pederson, who was vice president and CFO, will have direct responsibility over the energy businesses in his new role, including the divestiture process.

Robert P. Gannon retains his position as chairman, president and chief executive officer of Montana Power and chairman and chief executive of Touch America, but in view of Pederson's increased responsibilities, Gannon will focus on telecom. Michael J. Meldahl remains president and chief operating officer of Touch America.

Perry Cole, vice president of corporate development, will have his responsibilities wholly directed to Touch America. He will report directly to Meldahl.

	The company also declared a first-quarter dividend of 20 cents per share on common stock, payable May 1, 2000, to shareholders of record at the close of business April 7, 2000.

	Regular dividends also were declared for all outstanding issues of preferred stock, payable May 1, 2000, to shareholders of record April 7, 2000.

	In light of the board's decision today, future dividend policy will be influenced by what is appropriate for the company's continuing businesses.

	The board's decision was based on the following conclusions:

? Because energy and telecommunications are very different businesses, the company's present structure cannot meet the demands of both and ensure the full success of each one.

? The complete attention of the management team is needed in order to continue to aggressively grow Touch America's national fiber-optic and wireless networks, including increasing traffic and revenues and building brand awareness.

? In this fast-paced and rapidly-changing business climate, opportunities must be acted upon with urgency, requiring organizational structures that are focused and less complicated than Montana Power's present structure, and

? Finally, the realities of size and scale in energy and telecom cannot be ignored. As time goes on, without separation, the whole will be less than the sum of the parts, adversely affecting our employees, customers, communities, and shareholders.

The company will look to all qualified buyers, and when the board has determined the preferred course or courses of action, the company will make a public announcement. In evaluating potential purchasers, the company will examine a broad range of factors, including but not limited to, valuation, financial strength, operating experience, reputation for fair dealing with customers and employees, and the ability to finalize any transactions.

The capital received from the divestiture will be re-deployed to take advantage of Touch America's multiple telecommunications opportunities.

Touch America has a 12,000-mile fiber-optic network that will reach
18,000 miles by yearend 2000 and 26,000 miles by yearend 2001. The network is used for wholesale long-haul voice, data and image transmission as a carrier's carrier, as well as for Touch America's own direct connections to individuals and businesses through its wireless services, metropolitan fiber offerings, and private line, long-distance and Internet applications.







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